EXHIBIT 10.11

                               SECURITY AGREEMENT
                                    (PLEDGE)

                                                         Date: February 18, 2004

SCHOOLPOP, INC., a Delaware corporation, whose address is 3100 Five Forks Trickum Road SW, Suite 401, Lilburn, Georgia 30047 (the "Borrower"), and ROBERT SCELLATO, whose address is 4730 North 500 West, Bargersville, Indiana 46106 (the "Lender"), agree as follows:

         1. SECURITY INTEREST. In consideration of any extension of credit heretofore or hereafter made by Lender to Borrower, as evidenced by that certain promissory note by Borrower payable to the Lender of even date herewith in the original principal amount of One Million Two Hundred and 00/100 Dollars ($1,000,200.00) (the "Note"), the Borrower hereby pledges to the Lender and gives the Lender a continuing and unconditional security interest (the "Security Interest") in the following described property (the "Collateral"):

                        SEE EXHIBITA "A" ATTACHED HERETO

         2. INDEBTEDNESS SECURED. The borrowing relationship between Borrower and Lender is to be a continuing one and is intended to cover numerous types of extensions of credit, loans, overdraft payments, or advances made directly or indirectly to Borrower. This Agreement and the Security Interest created by it secures payment of the Note and all obligations of any kind owing by Borrower to Lender pursuant to the Note, including any modifications, renewals and/or extensions thereof, and also including, without limitation, any sums advanced and any expenses or obligations incurred by Lender pursuant to this Agreement or any other agreement concerning, evidencing or securing obligations of Borrower to Lender pursuant to the Note, (the "Indebtedness").

         3. BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that Borrower has full right, power and authority to enter into this Agreement and to pledge the Collateral to Lender.

         4. BORROWER'S WAIVERS. Borrower waives all requirements of presentment, protest, demand and notice of dishonor or nonpayment to Borrower, or any other party to the Indebtedness or the Collateral.

         5. BORROWER'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Borrower represents promises to Lender that:

         Perfection of Security Agreement. Borrower agrees to execute financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. This is a continuing Security Agreement and will continue in effect even though for a period of time Borrower may not be indebted to Lender.

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         No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Borrower or to which Borrower is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

         Enforceability of Collateral. To the extent that Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract are in fact obligated as they appear to be on the Collateral. At the time any trade account, account receivable or other receivable, or other right to payment for goods sold or services rendered owing to Borrower (collectively, an "Account") becomes subject to a security interest in favor of Lender, the Account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or previously shipped or delivered pursuant to a contract of sale, or for services previously performed by Borrower with or for the account debtor. So long as this Agreement remains in effect, Borrower shall not, without Lender's prior written consent, compromise, settle, adjust, or extend payment under or with regard to any such accounts. There shall be no setoffs or counterclaims against any of the Collateral, and no Agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Lender in writing.

         Location of the Collateral. Except in the ordinary course of Borrower's business, Borrower agrees to keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral at Borrower's address shown above or at such other locations as are acceptable to Lender. Upon Lender's request, Borrower will deliver to Lender in form satisfactory to Lender's schedule of real properties and Collateral locations relating to Borrower's operations, including without limitation the following: (1) all real property Borrower owns or is purchasing; (2) all real property Borrower is renting or leasing; (3) all storage facilities Borrower owns, rents, leases or uses; and (4) all other properties where Collateral is or may be located.

         Removal of the Collateral. Except in the ordinary course of Borrower's business, including the sale of inventory, Borrower shall not remove the Collateral from its existing location without Lender's prior written consent. Borrower shall, whenever requested advise Lender of the exact location of the Collateral.

         Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Borrower's business, or as otherwise provided for in this Agreement, Borrower shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Borrower is not in default under this Agreement, Borrower may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of


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         business. A sale in the ordinary course of Borrower's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Borrower shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interest granted under the Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided, however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Borrower shall immediately deliver any such proceeds to Lender.

         Title. Borrower represents and warrants to Lender that Borrower holds good and marketable title to the Collateral, free and clear from all liens and encumbrances except for the lien of this Agreement. No financing statement converting any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Borrower shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

         Repairs and Maintenance. Borrower agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect. Borrower further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with, the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

         Inspection of Collateral. Lender and Lender's designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral whenever located.

         Taxes, Assessments and Liens. Borrower will pay when due, all taxes, assessments, and liens upon the Collateral, the use of operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents. Borrower may withhold any such payment or may elect to contest any lien if Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Borrower shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, reasonable attorneys fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest, Borrower shall defend itself and Lender shall satisfy any final adverse judgment before enforcement against the Collateral. Borrower shall name Lender as an additional obligor under any surety bond furnished in the contest proceedings. Borrower further agrees to furnish Lender with evidence that such taxes, assessments, and government and other charges have been paid in full and in a timely manner. Borrower may withhold any such payment or may elect to contest any lien if Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized.

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         Compliance with Government Requirements. Borrower shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereinafter in effect, applicable to the ownership, production, disposition, or use of the Collateral, including all laws or regulations relating to the undue erosion of highly-erodible land or relating to the conversion of wetlands for the production of an agricultural product or commodity. Borrower may contest in good faith any such law, evidence or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion is not jeopardized.

         Hazardous Substances. Borrower represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used in violation of any state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment ("Environmental Laws") or for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored disposed of, generated, manufactured, transported or otherwise handled ("Hazardous Substance"). The representations and warranties contained herein are based on Borrower's due diligence in investigating the Collateral for Hazardous Substance. Borrower hereby (1) releases and waives any future claims against Lender for Indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any Environmental Laws, and (2) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

         Maintenance of Casualty Insurance. Borrower shall procure and maintain all risks insurance including, without limitation fire, theft and liability coverage together with such other insurances as Lender may require with respect to the Collateral in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonable acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender, from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverage will not be cancelled or diminished without at least ten (10) days prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest, Borrower will provide Lender with such loss payable or other endorsements as Lender may require. If Borrower at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deeds appropriate, including if Lender so chooses "single interest insurance" which will cover only Lender's interest in the Collateral.

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         Application of Insurance Proceeds. Borrower shall promptly notify
         Lender of any loss or damage to the Collateral. Lender may make proof of loss if Borrower fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditures, pay or reimburse Borrower from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Borrower. Any proceeds which have not been disbursed within six (6) months after their receipt and which Borrower has not committed to the repair of restoration of the Collateral shall be used to prepay the Indebtedness.

         Insurance Reserves. Lender may require Borrower to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Borrower of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due dates, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due, the reserve funds are insufficient, Borrower shall upon demand pay any deficiency to Lender. The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Borrower as they become due. Lender does not hold the reserve funds in trust for Borrower, and Lender is not the agent of Borrower for payment on the insurance premium required to be paid by Borrower. The responsibility for the payment of premiums shall remain Borrower's sole responsibility.

         Insurance Reports. Borrower, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following:
         (i) the name of the insurer; (ii) the risks insured; (iii) the amount of the policy; (iv) the property insured; (v) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (vi) the expiration date of the policy. In addition, Borrower shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement costs of the Collateral.

         Financing Statements. Borrower authorizes Lender to file a UCC-1 financing statement, or alternatively, a copy of this Agreement to perfect Lender's security interest. At Lender's request, Borrower additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender's security interest in the Property. Borrower will pay all filing fees, title, transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs. Borrower irrevocably appoints Lender to execute financing statements and documents of title in Borrower's name and to execute all documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement. If Borrower changes Borrower's name or address, or the name or address of any person granting a security interest under this Agreement changes, Borrower will promptly notify the Lender of such change.

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         6. BORROWER'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS. Until
default and except as otherwise provided below with respect to accounts, Borrower may have possession of the tangible personal property and beneficial use of all of the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents (as defined in Paragraph 8), provided that Borrower's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. Until otherwise notified by Lender, Borrower may collect any of the Collateral consisting of accounts. At any time and even though no Event of Default exists, Lender may exercise the right to collect the accounts and to notify the account debtors to make payments directly to Lender for application to the Indebtedness. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Borrower shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Borrower shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve all rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

         7. LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including, but not limited to discharge or paying all taxes, liens, security interest, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining, and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become part of the indebtedness and, at Lender's option, will (i) be payable on demand; (ii) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (a) the term of any applicable insurance policy; or (b) the remaining term of the Note; or (iii) be treated as a balloon payment which will be due and payable at the Note's maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

         8. DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Agreement:

         Payment Default. Borrower fails to make any payment when due under the Indebtedness.

         Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or any notes, credit agreements, loan agreements, guarantees, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether


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         now or hereafter existing, executed in connection with the Indebtedness
         (the "Related Documents").

         Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay the Indebtedness or perform its obligations under this Agreement or any other Related Documents.

         False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at any time made or furnished or becomes false or misleading at any time thereafter.

         Defective Collateralization. This Agreement or any Related Document ceases to be in full force and effect including failure of any collateral document to create a valid and perfected security interest or lien) at any time for any reason.

         Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

         Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other methods, by any creditor of Borrower or by any governmental agency, against any collateral securing the Indebtedness. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in any amount determined by Lender, in his sole discretion, as being an adequate reserve or bond for the dispute.

         Events Affecting Guarantor. Any of the proceeding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the Indebtedness.

         Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

         Insecurity. Lender in good faith believes itself insecure.

         9. RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a Lender under the Delaware Uniform Commercial Code. In addition and without


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limitation, Lender may exercise any one or more of the following rights and remedies:

         Accelerate Indebtedness. Lender may declare the entire Indebtedness, including any prepayment penalty which the Borrower would be required to pay immediately due and payable, without notice of any kind to Borrower.

         Assemble Collateral. Lender may require Borrower to deliver all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Borrower to take possession of and remove Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Borrower agrees Lender may take such other goods, provided that Lender make reasonable efforts to return them to Borrower after repossession.

         Sell the Collateral. Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Borrower. Lender may sell the Collateral at public auction or private sale. Unless the Collateral continues to decline steadily in value or is of a type customarily sold on a recognized market, Lender will give Borrower, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, after Event of Default occurs, enter into and authenticates an agreement waiving that person's right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation, the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness required by the Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

         Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral proceeding foreclosure or sale, and to collect the rents from the Collateral and apply the procedures, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

         Collect Revenues. Lender, either itself or though a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in Lender's discretion transfer any Collateral into Lender's own name or that of Lender's nominee and receive the payments, rents, income and revenue therefrom and hold the same as


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         security for the Indebtedness or apply it to payment of the
         Indebtedness in such order of preference as Lender may determine, insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choaos in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize on the Collateral as Lender may determine whether or not Indebtedness or Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Borrower, receive open and dispose of mail addressed to Borrower, change any address to which mail and payments are to be sent and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment or storage of any Collateral. To facilitate collection, Lender may notify account Borrowers and obligors on any Collateral to make payment directly to Lender.

         Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrower for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Borrower shall be liable for a deficiency even if the transaction described in this subsection is a sale of assets or chattel paper.

         Other Rights and Remedies. Lender shall have the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time.

         Election of Remedies. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under this Agreement after Borrower's failure to perform shall not affect Lender's right to declare a default and exercise its remedies.

         10. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

         Amendment. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alternation of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

         Attorneys' Fees; Expenses: Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's reasonable attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone also to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings including efforts to modify or vacate any automatic stay or injunction, appeals and any anticipated post judgment collection services. Lender may also recover from Borrower all court,


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         alternative dispute resolution or other collection costs (including, without limitation, fees and charges of collection agencies) actually incurred by Lender.

         Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

         Governing Law. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Delaware.

         No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of Lender's rights or of any of Borrower's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender is any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

         Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail posted prepaid, delivered to the address shown near the beginning of this Agreement. Any party may change the address for notice under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

         Power of Attorney. Borrower hereby appoints Lender as Borrower's irrevocable attorney-in-fact for the purposes of executing any documents necessary to protect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties. Lender may at any time, and without further authorization from Borrower, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection and continuation of the perfection of Lender's security interest in the Collateral.

         Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any


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

         circumstance, that finding shall not make the offending provision illegal, invalid or enforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceablility of any provision of this Agreement shall not effect the legality, validity or enforceability of any other provision of this Agreement.

         Successors and Assigns. Subject any limitations stated in this Agreement on transfer of Borrower's interest, this Agreement shall be binding upon and insures to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower's successors with reference to this Agreement and the indebtedness by way of forebearance or extension without releasing Borrower from the obligations of this Agreement or liability under theIindebtedness.

         Survival of Representations and Warranties. All representations, warranties, and agreements made by Borrower in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and affect until such time as Borrower's Indebtedness shall be paid in full.

         Time Is of the Essence. Time is of the essence in the performance of this Agreement.

         Waive Jury. All parties to this Agreement waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

         Shelby County Bank Loan. This Security Agreement and the security interest of Lender granted hereunder shall be subject to that certain loan in the amount of $430,000 and related security interest in the assets of the Borrower in favor of Shelby County Bank dated as of January 30, 2004.

                           LENDER:

                           /s/ ROBERT SCELLATO
                           ---------------------------------------
                           ROBERT SCELLATO


                           BORROWER:

                           SCHOOLPOP, INC., a Delaware corporation


                           By: /s/ Paul Robinson
                               ------------------------------------------
                               Paul Robinson, Its Chief Executive Officer


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

                                  SCHEDULE "A"


                                   COLLATERAL



         The "Collateral" shall include all of the following, whether now owned or hereafter acquired, whether now existing or hereafter arising:

         1. All inventory, chattel paper, accounts, equipment and general intangibles.

         2. All accessions, attachments, accessories, tools, parts, supplies, replacements and additions to any of the collateral described herein.

         3. All products and produce of any of the collateral described herein.

         4. All proceeds (including insurance proceeds) from the sale, destruction, loss or other disposition of any of the collateral described herein, and sums from the third party who has damaged or destroyed the collateral or from that party's insurer, whether due to judgment, settlement or other process.

         5. All records and data relating to any of the collateral described herein, whether in the form of a writing, photograph, microfilm, microfiche or electronic media, together with all Borrower's right title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media.

                                       12